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                                                                EXHIBIT 10.12

                        THIRD AMENDMENT TO THE HPSC, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

     This Third Amendment to the HPSC, Inc. Employee Stock Ownership Plan (the

"Plan"), is adopted effective as of January 1,1993, unless otherwise indicated,

by HPSC, Inc. (the "Company").  In accordance with Article XVI of the Plan the

Company hereby amends the Plan as follows:

     1.  SECTION 13.7.03.002 OF ARTICLE XIII IS DELETED AND REPLACED WITH THE
FOLLOWING:

     * * * *

     .002. In lieu of distribution under .001, the qualified Participant whose Plan benefit exceeds $3,500 and who has the right to receive such a distribution may direct the Trustee to transfer the portion of the Participant's account that is covered by the election to another qualified plan of the Employer that accepts such transfers; provided that such plan permits participant-directed investment in at least three investment options and does not invest in Employer securities to a substantial degree. Such transfer shall be made no later than 90 days after the last day of the period during which the election may be made.

     2. THE FINAL SENTENCE OF SECTION 14.1 OF ARTICLE XIV IS DELETED AND REPLACED WITH THE FOLLOWING:

     14.1 * * * * The three such required investment options shall be three mutual funds with the following investment objectives: (1) growth, through investment substantially in equity securities; (2) income, through investment substantially in fixed-income securities; and (3) either a balanced (growth and income) fund or a low-risk fund, such as an insured debt or governmental debt fund; provided that the Trustee may (at the Trustee's sole discretion) offer additional investment alternatives from time to time under the Fund. The Trustee shall determine the valuation of the

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Fund at the fair market value of the assets in the Fund and apportion any increase or decrease in the value of the Fund at periodic intervals, not less frequently than annually, in proportion to the account balance in the Fund on the date of such valuation (prior to taking into account any other credits or changes to the account made as of such date) of each Participant having an interest in the Fund.


     Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.

     Signed as a sealed instrument effective as of the date stated above.


                                        HPSC, INC.


Dated:                      , 1995      By: John Everets
        --------------------               ---------------------------
                                           John Everets, Chairman


     By their signatures below, the current Trustees of the HPSC, Inc. Employee Stock Ownership Plan hereby consent to the foregoing amendment and all of its terms.

John Everets
---------------------------------
John Everets, as Trustee and not
 individually

Raymond Doherty
----------------------------------
Raymond Doherty, as Trustee and not
 individually







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